UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 23, 2008
Washington Mutual, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Washington
(State or Other Jurisdiction of Incorporation)

1-14667 (Commission File Number)	91-1653725 (IRS Employer Identification No.)

1301 Second Avenue, Seattle, Washington (Address of Principal Executive Offices)	98101 (Zip Code)
(206) 461-2000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Washington Mutual, Inc. (the “Company”) entered into an Instrument of Resignation, Appointment and Acceptance (the “Instrument of Resignation”), effective as of October 14, 2008 (the “Effective Date”), by and among the Company, Wells Fargo Bank, N.A. (the “Successor Trustee”) and The Bank of New York Mellon Trust Company, N.A. (the “Resigning Trustee”) with respect to the Indenture, dated as of April 30, 2001, by and between the Company and the Resigning Trustee (the “Indenture”). Pursuant to the Indenture, the Company issued $1,150,000,000 aggregate principal amount of its 5.375% Junior Subordinated Debt Securities (the “Notes”) Due July 1, 2041.
The Instrument of Resignation provides that, effective as of the Effective Date, (1) the Resigning Trustee confirms, assigns, transfers, delivers and conveys to the Successor Trustee all rights, powers, trusts privileges, duties and obligations that the Resigning Trustee holds under the Indenture and all property and moneys held by the Resigning Trustee under the Indenture; (2) the Company accepts the resignation of the Resigning Trustee as Trustee, Paying Agent and Security Registrar under the Indenture and appoints the Successor Trustee as Trustee, Paying Agent and Security Registrar under the Indenture; and (3) the Successor Trustee agrees to perform the rights, powers and duties of the Trustee as set forth in the Indenture. Notwithstanding the resignation of the Resigning Trustee as Trustee, Paying Agent and Security Registrar under the Indenture, the Company shall remain obligated under the Indenture to compensate, reimburse and indemnify the Resigning Trustee in connection with its capacities as Trustee, Paying Agent and Security Registrar. Under the Instrument of Resignation, the resignation of the Resigning Trustee as Paying Agent and the appointment of the Successor Trustee as Paying Agent under the Indenture will be effective 10 business days after the Effective Date.
A copy of the Instrument of Resignation is hereto attached as Exhibit 99.1 and is hereby incorporated by reference. Per the Instrument of Resignation, the Successor Trustee caused notice to be sent to the holders of the Notes.
The Company also entered into an Agreement of Resignation, Appointment and Acceptance (the “Agreement of Resignation”), effective as of October 15, 2008 (the “Effective Date”), by and among the Company, Law Debenture Trust Company of New York (“Successor Trustee LDT”) and The Bank of New York Mellon Trust Company, N.A. (the “Resigning Trustee”) with respect to the Indenture II, dated as of April 4, 2000, by and between the Company and the Resigning Trustee (the “Indenture II”). Pursuant to the Indenture II, the Company issued $500,000,000 aggregate principal amount of its 8.25% Subordinated Notes, $750,000,000 aggregate principal amount of its 4.625% Subordinated Notes and $500,000,000 aggregate principal amount of its 7.25% Subordinated Notes (the “Securities”).
The Agreement of Resignation provides that, effective as of the Effective Date, (1) the Resigning Trustee assigns, transfers, delivers and confirms to the Successor Trustee LDT all right, title and interest of Resigning Trustee in and to the trust under the Indenture II and all rights, powers and trusts of the Trustee under the Indenture II; (2) the Company accepts the resignation of the Resigning Trustee as Trustee, Security Registrar and Paying Agent under the Indenture II and appoints the Successor Trustee LDT as Trustee, Security Registrar and Paying Agent under the Indenture II to succeed to, and vests Successor Trustee LDT with, all rights, powers, duties and obligations of Resigning Trustee under the Indenture with like effect as if originally named as Trustee in the Indenture II; and (3) the Successor Trustee LDT accepts its appointment as successor Trustee, Security Registrar and Paying Agent under the Indenture II and accepts the rights, powers, duties and obligations of the Resigning Trustee as Trustee under the Indenture II, upon the terms and conditions set forth therein, with like effect as if originally named as Trustee under the Indenture II. The Company acknowledges its obligation to indemnify Resigning Trustee for, and to hold harmless against, any loss, liability and expense incurred without negligence or bad faith on the part of the Resigning Trustee and arising out of or in connection with the acceptance or administration of the trust evidenced by the Indenture II.
A copy of the Agreement of Resignation is hereto attached as Exhibit 99.2 and is hereby incorporated by reference. Pursuant to the Agreement of Resignation, the Company shall cause a notice to be sent to the holders of the Securities.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1 Instrument of Resignation, Appointment and Acceptance, dated as of October 14, 2008, by and among Washington Mutual, Inc., Wells Fargo Bank, N.A. and The Bank of New York Mellon Trust Company, N.A.
99.2 Agreement of Resignation, Appointment and Acceptance, dated as of October 14, 2008, by and among Washington Mutual, Inc., Law Debenture Trust Company of New York and The Bank of New York Mellon Trust Company, N.A.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON MUTUAL, INC.
(Registrant)
Date: November 19, 2008
	By:	/s/ Robert J. Williams, Jr. Robert J. Williams, Jr.
President